Exhibit 99.1

Zedge Reports Fourth Quarter and Full-Year Fiscal 2026 Results

Subscription revenue increased 26% year-over-year in Q4 and 30% in fiscal 2026

ARPMAU¹ increased 31% to $0.121; active subscriptions¹ grew 35% to approximately 1.3 million

Full-year Free Cash Flow² increased 47% to $4.2 million

New York, NY – Oct. 26, 2026: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a company that builds and operates creator communities serving 20 million monthly active users, today announced its financial results for the fourth quarter and fiscal year ended July 31, 2026.

Jonathan Reich, President and COO, commented:

“Fiscal year 2026 was a strong recovery year for Zedge. Our relentless focus on monetization improvement drove solid revenue gains, especially within our subscription offerings, where revenue grew nearly 30%. Overall revenue increased approximately 8%, despite a marked decline at Emojipedia that reduced our consolidated revenue growth by approximately 300 basis points. Combined with the benefits of our FY2025 restructuring, these improvements contributed to significant growth in non-GAAP EPS2, adjusted EBITDA2 and free cash flow. Our stronger cash generation enabled us to return approximately $2.7 million to stockholders through share repurchases3 and quarterly dividends, the latter of which we initiated during the year and subsequently increased by 25%, all while still adding cash to our balance sheet.

“From a product standpoint, the major story was establishing DataSeeds.AI as a commercial business, securing repeat orders from new and existing customers, including our first six-figure order, and putting the people and infrastructure in place to support larger and more complex projects. That progress excited Howard Jonas about the opportunity, so much so that he led a $7.7 million insider investment in Zedge in September to accelerate DataSeeds’ growth. In light of the investment, Howard is taking a more active role in helping us accelerate, scale and unlock this business’s potential. The Company also hired Morris Berger, who has a long and successful track record, as our CEO earlier this month.

Morris Berger, Chief Executive Officer, added:

“DataSeeds has the ingredients to become a meaningful growth business for Zedge. It combines established creator communities, content assets and experience operating consumer applications with purpose-built data collection technology and the DataSeeds Production Cloud. These capabilities allow us to produce rights-cleared, multimodal datasets tailored to complex customer requirements. The business has already established commercial traction through repeat orders, growing order sizes and the potential to expand into new products and services, evidenced by our initial model-evaluation engagement. We see room to build on that foundation across training data, model evaluation, annotation and data enrichment, and specialized datasets for physical AI and robotics.”

Fourth Quarter Highlights (fiscal 2026 versus fiscal 2025)

●	Revenue increased 4.0% to $7.8 million;

o	Subscription revenue increased 25.6% to $1.8 million;

●	GAAP operating income of $0.3 million, compared to a ($0.7) million loss;

●	GAAP net income and diluted EPS of $0.4 million and $0.03, compared to a net loss of ($0.6) million and a loss per share of ($0.04), respectively;

●	Non-GAAP net income² and diluted Non-GAAP EPS of $0.5 million and $0.04, compared to $0.1 million and $0.00, respectively;

●	Free cash flow increased 220.3% to $1.6 million, compared to $0.5 million;

●	Adjusted EBITDA increased 75.6% to $0.5 million, compared to $0.3 million;

●	ARPMAU increased 30.5% to $0.121;

●	Zedge Premium GTV¹ increased 1.9%;

●	Active subscriptions increased 35.3% to approximately 1.3 million;

●	Deferred revenue increased 13.4% to $6.1 million;

●	Cash and cash equivalents were $20.3 million as of July 31, 2026;

●	Paid a quarterly dividend of $0.02 per share.

Full-Year Fiscal 2026 Highlights (versus fiscal 2025)

●	Revenue increased 7.6% to $31.6 million;

o	Subscription revenue increased 29.5% to $6.6 million;

●	GAAP operating loss narrowed to ($0.6) million from ($3.2) million;

●	GAAP net loss and diluted EPS narrowed to ($0.1) million and ($0.02) compared to ($2.4) million and ($0.17), respectively;

●	Non-GAAP net income and diluted Non-GAAP EPS of $3.1 million and $0.24, compared to $0.7 million and $0.05, respectively;

●	Free cash flow increased 46.6% to $4.2 million, compared to $2.9 million;

●	Adjusted EBITDA increased 134.2% to $4.1 million, compared to $1.8 million;

●	Repurchased 686,477 shares.

Fourth Quarter and Full-Year Select Financial Metrics: FY26 versus FY25*

($ in millions except per-share amounts)	Q4 FY26	Q4 FY25	Change	FY26	FY25	Change
Total Revenue	$7.8	$7.5	+4.0%	$31.6	$29.4	+7.6%
Advertising Revenue	$5.1	$5.2	-1.9%	$21.2	$20.3	+4.1%
Digital Goods and Services Revenue	$0.4	$0.5	-2.2%	$2.0	$2.2	-10.2%
Subscription Revenue	$1.8	$1.4	+25.6%	$6.6	$5.1	+29.5%
Other Revenue	$0.5	$0.4	+11.6%	$1.9	$1.8	+6.5%
GAAP Operating Income (Loss)	$0.3	$(0.7)	nm	$(0.6)	$(3.2)	+80.0%
Operating Margin	3.3%	-9.6%		-2.0%	-11.0%
GAAP Net Income (Loss)	$0.4	$(0.6)	nm	$(0.1)	$(2.4)	94.5%
GAAP Diluted EPS (Loss per share)	$0.03	$(0.04)	nm	$(0.02)	$(0.17)	+88.2%
Non-GAAP Net Income	$0.5	$0.1	nm	$3.1	$0.7	+357.0%
Non- GAAP Diluted EPS	$0.04	$0.00	nm	$0.24	$0.05	+383.1%
Cash Flow from Operations	$1.7	$0.7	+145.0%	$4.6	$3.4	+33.1%
Free Cash Flow	$1.6	$0.5	+220.3%	$4.2	$2.9	+46.6%
Adjusted EBITDA	$0.5	$0.3	+75.6%	$4.1	$1.8	+134.2%
Shares Repurchased	0.36	0.64	-44.2%	0.69	1.32	-48.1%

nm = not measurable/meaningful

*	percentages are based off of actuals versus the rounded numbers in the table; FY2026 amounts are preliminary and subject to audit completion

Select Zedge Marketplace Metrics: Q4 FY26 versus Q4 FY25*

(in MM except for ARPMAU and where noted)	Q4 FY26	Q4 FY25	Change
MAU	19.3	23.2	-16.8%
Well-developed markets (millions)	4.2	5.4	-22.2%
Emerging markets (millions)	15.1	17.8	-15.2%
Active subscriptions (in 000s)	1,332	984	+35.3%
ARPMAU	$0.121	$0.093	+30.5%
Zedge Premium GTV	$0.65	$0.64	+1.9%

*	percentages are based off of actuals versus the rounded numbers in the table

Non-GAAP and Supplemental Metrics

1 We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance (Please see our 10-K for full explanation of the supplemental business metrics):

Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the final 30 days of the relevant period. It is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions.

Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

Average Revenue Per Monthly Active User for our Zedge Marketplace, or ARPMAU, is useful in evaluating how well we monetize our user base.

An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

2 Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

3 The share repurchase was suspended in Q1 FY27 in light of the September capital raise.

Earnings Announcement and Supplemental Information

Management will host an earnings conference call this afternoon, October 26 at 4:30 p.m. Eastern to discuss its earnings results, outlook, and strategy, followed by a Q&A session with investors.

Live Call-in Info:

Toll Free:	888-506-0062
International:	973-528-0011
Participant Access Code:	465347
Webcast URL: https://www.webcaster5.com/Webcast/Page/2205/54612

Replay:

Toll Free:	877-481-4010
International:	919-882-2331
Replay Passcode:	54612

About Zedge

Zedge builds and operates creator communities that serve 20 million monthly active users across its platforms. Zedge Marketplace, its flagship platform, is a leading marketplace for mobile personalization content and a core profit and cash flow generator. DataSeeds.AI is Zedge’s B2B AI data business, providing managed, multimodal data creation and related services for AI developers and enterprises. DataSeeds draws on Zedge’s proprietary creator communities, including Zedge Marketplace contributors and the GuruShots photography community, as well as broader crowdsourcing and a network of production partners to deliver rights-cleared data built to customer specifications.

For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

(audited)

July 31,	2026	2025
Assets
Current assets:
Cash and cash equivalents	$20,335	$18,609
Trade accounts receivable	3,371	3,164
Prepaid expenses and other current assets	440	671
Total Current assets	24,146	22,444
Property and equipment, net	1,159	1,290
Intangible assets, net	1,002	4,922
Goodwill	2,093	1,931
Deferred tax assets, net	5,126	4,823
Other assets	393	244
Total assets	$33,919	$35,654
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,268	$1,471
Accrued expenses and other current liabilities	2,425	2,867
Deferred revenues	4,201	3,425
Total Current liabilities	7,894	7,763
Deferred revenues--non-current	1,878	1,937
Other liabilities	126	53
Total liabilities	9,898	9,753
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2026 and 2025	5	5
Class B common stock, $.01 par value; authorized shares—40,000; and 15,472 shares issued, and 12,400 outstanding at July 31, 2026 and 15,073 shares issued and 12,692 shares outstanding at July 31, 2025.	155	151
Additional paid-in capital	49,913	49,768
Accumulated other comprehensive loss	(1,180)	(1,509)
Accumulated deficit	(15,636)	(15,505)
Treasury stock, 3,072 shares at July 31, 2026 and 2,381shares at July 31, 2025, at cost	(9,236)	(7,009)
Total stockholders’ equity	24,021	25,901
Total liabilities and stockholders’ equity	$33,919	$35,654

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(audited)

	Three Months Ended		Years Ended
	July 31,		July 31,
	2026	2025	2026	2025
Revenues	$7,770	$7,468	$31,626	$29,398
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	578	481	2,229	1,841
Selling, general and administrative	6,763	6,909	25,611	27,187
Depreciation and amortization	171	225	707	1,149
Impairment of intangible assets	-	-	3,570	-
Impairment of capitalized software and technology development costs	-	-	145	827
Restructuring charges	-	547	-	1,605
Loss on disposal of property and equipment	-	21	-	21
Income (loss) from operations	258	(715)	(636)	(3,232)
Interest and other income, net	139	160	542	666
Net income (loss) resulting from foreign exchange transactions	39	(10)	(172)	(151)
Income (loss) before income taxes	436	(565)	(266)	(2,717)
Income tax benefit	(8)	(6)	(135)	(325)
Net income (loss)	$444	$(559)	$(131)	$(2,392)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	(123)	36	329	323
Total other comprehensive income (loss)	(123)	36	329	323
Total comprehensive income (loss)	$321	$(523)	$198	$(2,069)
Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$0.03	$(0.04)	$(0.01)	$(0.17)
Diluted	$0.03	$(0.04)	$(0.01)	$(0.17)
Weighted-average number of shares used in calculation of loss per share:
Basic	12,995	13,441	12,993	13,736
Diluted	13,184	13,441	12,993	13,736

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(audited)

Year ended July 31,	2026	2025
Operating activities
Net loss	$(131)	$(2,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	58	63
Amortization of intangible assets	349	447
Amortization of capitalized software and technology development costs	299	639
Loss on disposal of property and equipment	-	21
Stock-based compensation	530	1,445
Impairment charge of capitalized software and technology development costs	145	827
Impairment charge of ROU asset	-	140
Impairment charge of intangible assets	3,570	-
Deferred income taxes	(303)	(479)
Change in assets and liabilities:
Trade accounts receivable	(207)	242
Prepaid expenses and other current assets	231	(78)
Other assets	(75)	(94)
Trade accounts payable and accrued expenses	(628)	378
Deferred revenues	717	2,263
Net cash provided by operating activities	4,555	3,422
Investing activities
Capitalized software and technology development costs	(317)	(466)
Purchase of property and equipment	(27)	(83)
Net cash used in investing activities	(344)	(549)
Financing activities
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(1,913)	(4,433)
Payment of cash dividends	(940)	-
Proceeds from exercise of stock options	245	62
Net cash used in financing activities	(2,608)	(4,371)
Effect of exchange rate changes on cash and cash equivalents	123	109
Net increase (decrease) in cash and cash equivalents	1,726	(1,389)
Cash and cash equivalents at beginning of period	18,609	19,998
Cash and cash equivalents at end of period	$20,335	$18,609

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$198	$220

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
ROU assets obtained in exchange for lease liabilities	$286	$111
Exercise price of stock options settled through net share exercise	$314	$-

Use of Non-GAAP Measures and Key Performance Indicators (KPI)

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, a common metric used by investors for valuation, and non-GAAP net income (loss) and EPS (or loss per share) (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income (loss) and EPS (loss per share)), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Numbers in the following reconciliation tables may not add due to rounding.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q125	Q225	Q325	Q425	Q126	Q226	Q326	Q426	FY24	FY25	FY26
Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$0.9	$0.4	$(9.2)	$(2.4)	$(0.1)
Excluding:
Interest and other income (expense), net	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.1)	$(0.1)	$(0.1)	$(0.6)	$(0.7)	$(0.6)
Income tax expense (benefit)	$0.0	$(0.5)	$0.1	$(0.0)	$0.2	$(0.6)	$0.3	$(0.0)	$(2.2)	$(0.3)	$(0.1)
Depreciation and amortization	$0.4	$0.3	$0.2	$0.2	$0.2	$0.2	$0.1	$0.2	$2.5	$1.1	$0.7
EBITDA	$(0.1)	$(2.0)	$0.3	$(0.5)	$1.1	$(2.8)	$1.2	$0.5	$(9.5)	$(2.2)	$(0.1)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$0.0	$0.0	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$0.1	$0.1	$2.1	$1.4	$0.5
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.0	$0.0	$0.2	$0.1	$0.0
Adjusted EBITDA	$0.3	$(0.1)	$1.2	$0.3	$1.2	$1.1	$1.3	$0.5	$4.7	$1.8	$4.1

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q125	Q225	Q325	Q425	Q126	Q226	Q326	Q426	FY24	FY25	FY26
GAAP Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$0.9	$0.4	$(9.2)	$(2.4)	$(0.1)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$0.0	$0.0	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$0.1	$0.1	$2.1	$1.4	$0.5
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.0	$0.0	$0.2	$0.1	$0.0
Income tax effect on non-GAAP items	$(0.1)	$(0.4)	$(0.2)	$(0.2)	$(0.0)	$(0.9)	$(0.0)	$(0.0)	$(3.3)	$(0.9)	$(1.0)
Non-GAAP Net Income (Loss)	$(0.0)	$(0.2)	$0.9	$0.1	$0.9	$0.8	$1.0	$0.5	$1.8	$0.7	$3.1
Non-GAAP basic EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.08	$0.04	$0.13	$0.05	$0.24
Non-GAAP diluted EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.07	$0.04	$0.13	$0.05	$0.24
Weighted average shares used to compute Non-GAAP basic earnings per share	14.1	13.9	13.7	13.4	13.0	13.0	13.0	1 3.0	14.1	13.7	13.0
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.1	13.9	13.9	13.4	13.3	13.0	13.3	13.2	14.1	13.7	13.0

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q125	Q225	Q325	Q425	Q126	Q226	Q326	Q426	FY24	FY25	FY26
Cash Flow from Operations	$1.2	$0.7	$0.9	$0.7	$0.8	$0.9	$1.2	$1.7	$5.9	$3.4	$4.6
Capital Expenditures	$0.2	$0.1	$0.1	$0.2	$0.2	$0.1	$0.0	$0.0	$1.2	$0.5	$0.3
Free Cash Flow	$1.0	$0.6	$0.8	$0.5	$0.6	$0.8	$1.2	$1.6	$4.7	$2.9	$4.2